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                        RESTRICTED SHARE AWARD AGREEMENT

                                 PURSUANT TO THE

                            GEOLOGISTICS CORPORATION
                          1999 LONG-TERM INCENTIVE PLAN

                                    * * * * *

PARTICIPANT:      ROBERT AROVAS

GRANT DATE:       March 1, 2000

NUMBER OF

  RESTRICTED SHARES GRANTED:          25,000

                                    * * * * *


                  THIS AWARD AGREEMENT (this "Agreement"), dated as of the Grant Date specified above, is entered into by and between GeoLogistics Corporation (the "Company"), and the Participant specified above, pursuant to the GeoLogistics Corporation 1999 Long-Term Incentive Plan as in effect and as amended from time to time (the "Plan"); and

                  WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Shares provided herein to the Participant (i) as an inducement to commence employment with, or to remain in the employment of, the Company (and/or one of its Subsidiaries), and (ii) as an incentive for increased effort during such service;

                  NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

         1. INCORPORATION BY REFERENCE; PLAN DOCUMENT RECEIPT. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments adopted at any time and from time to time and which are expressly intended to apply to the grant of the award provided for herein), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. The Company acknowledges and expressly agrees that no amendment or modification to the Plan or this Agreement which materially and adversely affects the rights of the Participant hereunder shall be effective without the written consent of the Participant. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has

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read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

         2. GRANT OF RESTRICTED SHARE AWARD.

                  2.1 The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Restricted Shares specified above. In the event of any change in capitalization affecting the Common Stock of the Company, including without limitation, any distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, combination or exchange of shares or other reorganization or recapitalization, the number of Restricted Shares subject to this Agreement shall be increased or decreased, as appropriate, to reflect such change in capitalization of the Common Stock of the Company to the same extent as other shares of Common Stock of the Company were affected by such change in capitalization. Except as otherwise provided herein by Section 10.2 of the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant's stockholder interest in the Company for any reason.

                  2.2 Pursuant to Section 6.5 and Section 7 of the Plan, Participant shall have, with respect to shares of Common Stock underlying the Restricted Shares subject to this Agreement, the right to receive, at such time as the Restricted Shares become unrestricted and vested pursuant to the terms of this Agreement, any dividends paid in respect of Restricted Shares prior to the time such Restricted Shares become unrestricted and vested; provided however, that the Participant's right to receive any such dividends or distributions paid in respect of the Restricted Shares shall terminate if the Restricted Shares are forfeited or lapse pursuant to the terms of this Agreement.

         3.       VESTING.

                  3.1 The Restricted Shares subject to this grant shall become unrestricted and vested immediately upon the earliest to occur of (a) the termination of the Participant's employment with the Company without Cause (as defined in that certain Employment Agreement between the Company and the Participant, dated as of the date hereof) (the "Employment Agreement"), (b) the termination of the Participant's employment with the Company due to the Participant's resignation for Good Reason (as defined in the Employment Agreement), (c) an Initial Public Offering that is consummated no later than the date that is three (3) years from the Grant Date, (d) a Change of Control that is consummated no later than the date that is three (3) years from the Grant Date or (e) the date that is three (3) years from the Grant Date (each of clauses (a), (b), (c), (d) and (e) of this Section 3.1 shall be referred to herein as a "Vesting Event"); provided that, except as expressly provided in
Section 3.1.1 hereof, with respect to the Vesting Events described in clauses
(c), (d) and (e) of this Section 3.1, the Participant must be employed by the Company or a Subsidiary on the date of such Vesting

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Event. Notwithstanding any provision of the Plan to the contrary, the Restricted
Shares may become vested and unrestricted prior to the date that is six (6) months following the Grant Date, and with respect to the vesting of the Restricted Shares, this Section 3 shall control.

                           3.1.1 If the Participant's employment with the Company and/or its Subsidiaries terminates due to the Participant's death or Disability (as defined in the Employment Agreement) prior to the occurrence of a Vesting Event with respect to the Restricted Shares, then the Participant (or the Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in the number of the Restricted Shares (and such number of the Restricted Shares shall immediately be cancelled) calculated as the product of (i) 25,000 and (ii) a fraction, the numerator of which is
         (x) the number of full calendar months remaining between the date of such termination and June 15, 2002 and (y) the denominator of which is thirty-six (36). The Participant (or the Participant's estate, designated beneficiary or other legal representative) shall retain the rights or interests in the number of Restricted Shares (the "Retained Restricted Shares") not forfeited pursuant to the preceding sentence of this Section 3.1.1, and such Retained Restricted Shares shall become unrestricted and vested only upon the occurrence of a Change of Control or Initial Public Offering pursuant to the terms of Sections 3.4 and
         3.5 of this Agreement so long as such Change of Control or Initial Public Offering has occurred no later than three (3) years from the Grant Date, and if such Change of Control or Initial Public Offering shall not have occurred prior to the date that is three (3) years from the Grant Date, then such Retained Restricted Shares shall immediately be cancelled and the Participant (and such Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Retained Restricted Shares. Notwithstanding the provisions of this Section 3.1.1, all Restricted Shares subject to this grant shall become unrestricted and vested upon the happening of a Change of Control or Initial Public Offering within ninety calendar (90) days of the termination of the Participant's employment with the Company and/or its Subsidiaries due to the Participant's death or Disability so long as such Change of Control or Initial Public Offering has occurred no later than three (3) years from the Grant Date.

                  3.2 TERMINATION AS A RESULT OF A CHANGE OF CONTROL. Anything in this Agreement or in the Plan to the contrary notwithstanding, if a Change of Control occurs and if the Participant's employment is terminated before such Change of Control and it is reasonably demonstrated by the Participant that such employment termination (a) was at the request, directly or indirectly, of a third party who has taken steps reasonably calculated to effect the Change of Control, or (b) otherwise arose in connection with or in anticipation of the Change of Control, then for purposes of this Section 3, the Change of Control shall be deemed to have occurred immediately prior to such Participant's employment termination.

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                  3.3 CERTIFICATES AFTER VESTING EVENT. Notwithstanding anything to the contrary in this Agreement or in the Plan, within thirty (30) days after the happening of a Vesting Event, the holder of an Award of Restricted Shares vested under Section 3.1 or 3.2 above shall receive a new certificate for such shares without the legend set forth in Section 6 of the Plan.

                  3.4 CHANGE OF CONTROL. For the purpose of this Agreement, "Change of Control" shall mean:

                           3.4.1 (a) The acquisition, after the Grant Date
specified above with respect to the Restricted Shares, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the shares of the Common Stock, or (ii) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities") at a per share valuation of the Common Stock at the Target Price or
(b) the sale of all or substantially all of the assets of the Company at a price that, after taking into effect the Company's fixed and contingent debts, liabilities and obligations and all amounts payable by the Company with respect to the aggregate liquidation preference and accrued and unpaid dividends on outstanding shares of preferred stock would result in a per share valuation of the Common Stock at the Target Price; provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition by any individual or entity (including any entity the investment adviser or general partner of which is either William E. Simon & Sons, LLC or Oaktree Capital Management, LLC) who, on the effective date of the Plan beneficially owned 10% or more of the Common Stock, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (4) any acquisition by any corporation if, immediately following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities; or

                           3.4.2    Consummation by the Company of a
reorganization, merger or consolidation at a value per share of Common Stock of the Company at the Target Price, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 50% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such

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reorganization, merger or consolidation. As used herein, "Target Price" shall mean a value per share of Common Stock of the Company equal to or greater than $30.00.

                  3.5 INITIAL PUBLIC OFFERING. For the purpose of this Agreement, "Initial Public Offering" shall mean a completed underwritten initial public offering by the Company of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), other than a public offering registered on Form S-8 or Form S-4 under the Securities Act or a successor form thereto, that results in net proceeds of at least $30.0 million to the Company. As used herein, "net proceeds" shall mean the proceeds received by the Company from an Initial Public Offering after deducting underwriting discounts, commissions and the expenses incurred by the Company related to such offering.

                  4.      REPURCHASE PROVISIONS APPLICABLE TO RESTRICTED SHARES.

                           4.1      REPURCHASE RIGHT IN CASE OF TERMINATION. If
the Participant's employment with the Company and its Subsidiaries terminates for any reason whatsoever, including, without limitation, death, Disability, resignation, Retirement or termination with or without cause and the Restricted Shares are or become vested pursuant to the terms of this Agreement, the Company or its designee(s) (which designee(s) may be any person or entity that shall have been approved by the Board) shall have the exclusive and irrevocable option (a "call"), exercisable in its sole discretion, to repurchase, in whole or in part, the Restricted Shares that are then owned and have not been forfeited by the Participant. The Company may exercise the call for all or any portion of the Restricted Shares subject to such repurchase hereunder by delivering written notice (a "Repurchase Notice"), to the Participant, within sixty (60) days of the later of the Participant's date of termination or the event giving rise to the vesting of the Restricted Shares. The Repurchase Notice will set forth the number of Restricted Shares to be acquired from the Participant, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction, which shall not be earlier than the date of such notice. The Participant shall be obligated to resell the Restricted Shares as provided in this Section 4 in response to an exercise by the Company of its call under this
Section 4.

                  The consummation of the repurchase of such Restricted Shares pursuant to the Company's exercise of its call shall take place on the date and in the manner designated by the Company in the Repurchase Notice, which date shall not be more than thirty (30) days after the delivery of the Repurchase Notice; provided, however, that the Company may consummate its repurchase of such Restricted Shares pursuant to its exercise of its call by delivering payment for such Restricted Shares being repurchased by it along with the Repurchase Notice. The Company will pay for the Restricted Shares to be repurchased by it pursuant to the exercise of a call by delivery of a certified check in an amount equal to the applicable repurchase price for the Restricted Shares being repurchased. The Company will, in connection with such repurchase, be entitled to receive customary representations and warranties from the Participant regarding such sale and to require that the Participant's signatures be guaranteed.

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                           4.2      REPURCHASE PRICE. The purchase price per
share for any Restricted Shares purchased pursuant to Section 4.1 above shall be equal to the Fair Market Value of such Restricted Shares. If Participant objects to the determination of Fair Market Value by the Board, the Participant may cause the Company to obtain a determination of Fair Market Value by an independent investment bank selected by the Company, subject to the Participant's approval, which approval shall not be unreasonably withheld or delayed. If (a) the independent investment bank's determination of the fair market value of the Restricted Shares exceeds the Fair Market Value as determined by the Board (such excess being the "Excess Amount") by more than ten
(10) percent and (b) the fees, expenses and other costs (the "Appraisal Cost") of the independent investment bank's determination are less than the Excess Amount, then the Appraisal Costs shall be borne by the Company; in all other instances, the Appraisal Costs shall be borne by the Participant.

         5.       DELIVERY OF RESTRICTED SHARES; FORFEITURE EVENTS.

                  5.1 Subject to Section 6.4 of the Plan, after the lapse of the restrictions in respect of a grant of Restricted Shares, the Participant shall be entitled to receive unrestricted shares of Common Stock.

                  5.2 Unless otherwise provided in this Agreement, this Restricted Share Award shall terminate and be of no force or effect if the Participant's employment with the Company and/or its Subsidiaries terminates as a result of resignation (other than for Good Reason), Retirement or termination with Cause (as such terms are defined in the Employment Agreement) prior to the satisfaction and/or lapse of the restrictions and/or other terms and conditions applicable to a grant of Restricted Shares, such Restricted Shares shall immediately be cancelled and the Participant (and such Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Shares.

         6. NON-TRANSFERABILITY. Restricted Shares, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any such Restricted Shares, and any rights and interests with respect thereto, shall not, prior to vesting, be pledged, encumbered or otherwise hypothecated in any way by the Participant (or any beneficiary(ies) of the Participant) and shall not, prior to vesting, be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Shares, or the levy of any execution, attachment or similar legal process upon the Restricted Shares, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

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         7. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant.

         8. NOTICES. Any notice which may be required or permitted under this Agreement shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

                  If such notice is to the Company, to the attention of the Secretary of GeoLogistics Corporation, 13952 Denver West Parkway, Suite 150, Golden, Colorado 80401, or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time; and

                  If such notice is to the Participant, at his or her address as shown on the Company's records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time, with a copy to the Participant's legal counsel at such address as the Participant, by notice to the Company, shall designate in writing from time to time.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

         10. COMPLIANCE WITH LAWS. The issuance of the Restricted Shares or Common Stock pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any of the Restricted Shares or Common Stock pursuant to this Agreement if such issuance would violate any such requirements.

         11. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

         12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

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         13. HEADINGS. The titles and headings of the various sections of this
Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         14. FURTHER ASSURANCES. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder. The Company acknowledges and agrees that the Participant's obligations under this Section 14 shall be limited to the obligations of a participant in the Plan set forth in
Section 9 and 12.6 of the Plan.

         15. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his hand, all as of the Grant Date specified above.

                                            GEOLOGISTICS CORPORATION

                                            By: _____________________________
                                                Name:
                                                Title:

                                                _____________________________